UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 19, 2015

CSI Compressco LP
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 19, 2015, the Board of Directors of CSI Compressco GP Inc. (the “Board of Directors”), the general partner of CSI Compressco LP (the “Partnership”), declared a cash distribution attributable to the quarter ended September 30, 2015 of $0.5025 per outstanding unit, which is an increase of $0.0025 per outstanding unit over the previous quarterly distribution of $0.50 per outstanding unit. The distribution will be payable on November 13, 2015 to the Partnership's unitholders of record as of the close of business on October 30, 2015.

On October 20, 2015, the Partnership announced that it plans to publicly release its financial results for the quarter ended September 30, 2015 on Thursday, November 5, 2015 and hold a conference call at 10:30 a.m. Eastern Time on that day to discuss the financial results.

A copy of the press release announcing the cash distribution and schedule for the financial results release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 20, 2015, issued by CSI Compressco LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President
Date: October 20, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 20, 2015, issued by CSI Compressco LP

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